As filed with the Securities and Exchange Commission on June 24, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Confluent, Inc.

(Exact name of registrant as specified in its charter)

Delaware	47-1824387
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

899 W. Evelyn Avenue

Mountain View, California 94041

(800) 439-3207

(Address of principal executive offices, including zip code)

Confluent, Inc. Amended and Restated 2014 Stock Plan

(Full title of the plan)

Steffan Tomlinson

Chief Financial Officer

Confluent, Inc.

899 W. Evelyn Avenue

Mountain View, California 94041

(800) 439-3207

(Name, address and telephone number, including area code, of agent for service)

Copies to:

Jon Avina Siana Lowrey Milson Yu Cooley LLP 3175 Hanover Street Palo Alto, California 94304 (650) 843-5000	Melanie Vinson Brianna Murray Confluent, Inc. 899 W. Evelyn Avenue Mountain View, California 94041 (800) 439-3207

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Class A Common Stock, $0.00001 par value per share(3)	11,711,743	$36.00	$421,622,748	$46,000

(1)

Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s Class A common stock that become issuable under the stock option and restricted stock unit awards set forth herein by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of the Registrant’s Class A common stock.

(2)

Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h) of the Securities Act based on the initial public offering price of the Registrant’s Class A common stock of $36.00 per share as set forth in the Registrant’s Registration Statement on Form S-1 (File No. 333-256693), as amended, declared effective on June 23, 2021.

(3)

Consists of shares of Class A common stock issuable upon conversion of an equal number of shares of Class B common stock issued pursuant to the exercise of stock options and underlying outstanding restricted stock units, in each case granted under the Confluent, Inc. Amended and Restated 2014 Stock Plan.

EXPLANATORY NOTE

This registration statement contains a “reoffer prospectus” prepared in accordance with Part I of Form S-3 (in accordance with Instruction C of the General Instructions to Form S-8). This reoffer prospectus may be used for reoffers and resales on a continuous or delayed basis of some or all of those shares of Class A common stock (the “Shares”) of Confluent, Inc. (“us”, “we” or the “Registrant”) referred to above that constitute “control securities” or “restricted securities,” as applicable, within the meaning of the Securities Act of 1933, as amended (the “Securities Act”) and Instruction C of the General Instructions to Form S-8, by certain stockholders that are current employees (including officers) and current third-party contractors and consultants of the Registrant (the “Selling Stockholders”), for their own accounts. As specified in General Instruction C of Form S-8, the amount of securities to be reoffered or resold under the reoffer prospectus by each Selling Stockholder and any other person with whom he or she is acting in concert for the purpose of selling the Registrant’s securities, may not exceed, during any three-month period, the amount specified in Rule 144(e) under the Securities Act.

REOFFER PROSPECTUS

CONFLUENT, INC.

11,711,743 Shares of Class A Common Stock

This prospectus relates to 11,711,743 shares of Class A common stock, par value $0.00001 per share (the “Shares”), of Confluent, Inc., which may be offered from time to time by certain stockholders that are our current employees (including officers) and current third-party contractors and consultants (the “Selling Stockholders”), for their own accounts. We will not receive any of the proceeds from the sale of Shares by the Selling Stockholders made hereunder. The Shares were acquired by the Selling Stockholders pursuant to our Amended and Restated 2014 Stock Plan.

The Selling Stockholders may sell the securities described in this prospectus in a number of different ways and at varying prices, including sales in the open market, sales in negotiated transactions and sales by a combination of these methods. The Selling Stockholders may sell any, all or none of the Shares, including due to limitations under lock-up agreements they have entered into with the underwriters for our initial public offering, and we do not know when or in what amount the Selling Stockholders may sell their Shares hereunder following the effective date of this registration statement. The price at which any of the Shares may be sold, and the commissions, if any, paid in connection with any such sale, are unknown and may vary from transaction to transaction. The Shares may be sold at the market price of the common stock at the time of a sale, at prices relating to the market price over a period of time, or at prices negotiated with the buyers of shares. The Shares may be sold through underwriters or dealers which the Selling Stockholders may select. If underwriters or dealers are used to sell the Shares, we will name them and describe their compensation in a prospectus supplement. We provide more information about how the Selling Stockholders may sell their Shares in the section titled “Plan of Distribution.” The Selling Stockholders will bear all sales commissions and similar expenses. Any other expenses incurred by us in connection with the registration and offering that are not borne by the Selling Stockholders will be borne by us.

Our Class A common stock has been approved for listing on The Nasdaq Global Select Market (“Nasdaq”) under the symbol “CFLT”. The initial public offering price of our Class A common stock pursuant to our Registration Statement on Form S-1, as amended, declared effective on June 23, 2021, was $36.00 per share.

The amount of securities to be offered or resold under this reoffer prospectus by each Selling Stockholder or other person with whom he or she is acting in concert for the purpose of selling our securities, may not exceed, during any three month period, the amount specified in Rule 144(e) under the Securities Act.

We are an “emerging growth company” as defined under the federal securities laws, and as such, we have elected to comply with certain reduced public company reporting requirements for this prospectus and may elect to do so in future filings.

Investing in our securities involves a high degree of risk. Before buying any securities, you should carefully read the discussion of the risks of investing in our securities in “Risk Factors” included or incorporated by reference into this prospectus on page 4.

The Securities and Exchange Commission (the “SEC”) may take the view that, under certain circumstances, the Selling Stockholders and any broker-dealers or agents that participate with the Selling Stockholders in the distribution of the Shares may be deemed to be “underwriters” within the meaning of the Securities Act. Commissions, discounts or concessions received by any such broker-dealer or agent may be deemed to be underwriting commissions under the Securities Act. See the section titled “Plan of Distribution.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 24, 2021

Neither we nor any of the Selling Stockholders has authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus or in any accompanying prospectus supplement we have prepared. Neither we nor any of the Selling Stockholders takes any responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our Class A common stock. Our business, financial condition, results of operations, and future growth prospects may have changed since that date.

The Confluent design logos, “Confluent,” and our other registered or common law trademarks, service marks, or trade names appearing in this prospectus are the property of Confluent, Inc. or its affiliates. Other trade names, trademarks, and service marks used in this prospectus are the property of their respective owners.

Unless the context otherwise requires, all references in this prospectus to “we,” “us,” “our,” “our company,” and “Confluent” refer to Confluent, Inc. and its consolidated subsidiaries.

i

THE COMPANY

Confluent, Inc.

Confluent is on a mission to set data in motion. We have pioneered a new category of data infrastructure designed to connect all the applications, systems, and data layers of a company around a real-time central nervous system. This new data infrastructure software has emerged as one of the most strategic parts of the next-generation technology stack, and using this stack to harness data in motion is critical to the success of modern companies as they strive to compete and win in the digital-first world.

Our way of life has shifted to a digital-first paradigm, and the digital realm has become the new competitive battlefield in the global economy. In order to compete and win in today’s world, organizations must continually innovate on software systems that are increasingly critical to how they do business.

Being digital-first is not just a matter of adding an application or automating an existing process. It is an end-to-end reimagining of business. It means creating rich, digital front-end customer experiences as a primary way of interacting with customers. It means transitioning to real-time, software-driven back-end operations as a business. In retail, this is the difference between accurate inventory tracking across multiple channels to ensure a consumer can have an up-to-date snapshot of what is actually in-store, versus leaving a consumer disappointed on arrival when the product that they thought was available is out-of-stock. In manufacturing, this is the difference between harnessing a real-time flow of data from Internet of Things, or IoT, sensors to deliver predictive maintenance and reduce downtime, versus episodic, manual inspections of equipment.

This is a matter of life or death for companies. Tech disruptors are delivering rich, digital customer experiences and setting the standard for customer expectations. Businesses in every industry are in full mobilization to rebuild their businesses around the new experiences made possible with software and data. Organizations that get it right can experience stronger growth and improved customer loyalty and gain significant competitive advantage. Conversely, organizations that fail to deliver a real-time customer experience that is intuitive, informed, and reliable can expect frustration, dissatisfaction, and churn.

These innovations in front-end customer experiences and back-end business operations reflect a larger technology trend—the fundamental shift in the role of software in the modern organization. Today, software is no longer simply used as a set of applications to increase employee productivity (such as email and expense reporting). Instead, software is directly orchestrating customer experiences and operations that run the business. It is not just that companies are using more software—in a very real sense, they are actually becoming software.

Several waves of technology innovation have driven this changing role of software. Cloud has re-imagined infrastructure as code, making it easier than ever for developers to build applications. Mobile has extended enormous amounts of computing power to fit in the palms of our hands, making usage of technology ubiquitous in our lives. Meanwhile, machine learning is extending the scope and role of software to new domains and processes.

However, in order to complete this transition, another fundamental wave is required. The operation of the business needs to happen in real-time and cut across infrastructure silos. Organizations can no longer have disconnected applications around the edges of their business with piles of data stored and siloed in separate databases. These sources of data need to integrate in real-time in order to be relevant, and applications need to be able to react continuously to everything happening in the business as it occurs. To accomplish this, businesses need data infrastructure that provides connectivity across the entire organization with real-time flow and processing of data, and the ability to build applications that react and respond to that data flow. As companies increasingly become software, they need a central nervous system that connects all of their disparate software systems, unifying their business and enabling them to react intelligently in real-time.

Because of this, we believe that it is no longer enough for an organization to innovate based on the current paradigm of capturing data, storing it, and then querying or analyzing it. Organizations need a strategy, and a foundational data platform, to operate their business in real-time based on data as it is being generated in the moment. This idea of “data in motion” is at least as critical to the operations of a company as “data at rest,” and we believe the new generation of winning organizations will be defined by their ability to take action on it.

Traditional database technologies were not designed for data in motion, but architected for stored data at rest. Despite significant developments in the scalability and speed of analysis in both traditional and more modern databases (such as NoSQL, time-series, and graph databases), they remain limited to data-at-rest use cases and cannot harness data in motion. The leading open source offering for data in motion, Apache Kafka, was originally created by our founders at LinkedIn in 2011 and brought to the mainstream a new paradigm of data processing. However, this was only the beginning. Confluent was founded to create a product that could make data in motion the central nervous system of every company in the world.

Confluent is pioneering this fundamentally new category. Our offering is designed to act as the nexus of real-time data, from every source, allowing it to stream across the organization and enabling applications to harness it to power real-time customer experiences and data-driven business operations. Our offering can be deployed either as a fully-managed, cloud-native SaaS offering available on all major cloud providers or an enterprise-ready, self-managed software offering. Our cloud-native offering works across multi-cloud and hybrid infrastructures, delivering massive scalability, elasticity, security, and global interconnectedness, enabling agile development.

Risk Factors Summary

Investing in our Class A common stock involves numerous risks, including the risks described in the section titled “Risk Factors” and in the final prospectus relating to our Registration Statement on Form S-1 (File No. 333-256693), to be filed with the SEC on or about June 24, 2021, which are incorporated by reference herein, and subsequent reports filed with the SEC, together with the financial and other information contained or incorporated by reference in this prospectus. You should carefully consider these risks before making an investment. Below are some of these risks, any one of which could materially adversely affect our business, financial condition, results of operations, and prospects.

•	Our recent rapid growth may not be indicative of our future growth. Our rapid growth also makes it difficult to evaluate our future prospects and may increase the risk that we will not be successful.

•	We have a history of operating losses and may not achieve or sustain profitability in the future.

•

Health epidemics, including the COVID-19 pandemic, have had, and could in the future have, an adverse impact on our business, operations, and the markets and communities in which we, our partners and customers operate.

•

We derive substantially all of our revenue from our platform for data in motion. Failure of our offering to satisfy customer demands or achieve continued market acceptance over competitors, including open source alternatives, would harm our business, results of operations, financial condition, and growth prospects.

•	We intend to continue investing significantly in Confluent Cloud, and if it fails to achieve market adoption, our growth, business, results of operations, and financial condition could be harmed.

•

Failure to effectively develop and expand our sales and marketing capabilities or improve the productivity of our sales and marketing organization could harm our ability to expand our potential customer and sales pipeline, increase our customer base, and achieve broader market acceptance of our offering.

•	If we are unable to attract new customers or expand our potential customer and sales pipeline, our business, financial condition, and results of operations will be adversely affected.

•

Our business depends on our existing customers renewing their subscriptions and usage-based minimum commitments, purchasing additional subscriptions and usage-based minimum commitments, and expanding their use of our offering.

•

If we fail to maintain and enhance our brand, including among developers, our ability to expand our customer base will be impaired and our business, financial condition, and results of operations may suffer.

•	The markets in which we participate are competitive, and if we do not compete effectively, our business, financial condition, and results of operations could be harmed.

•

If we or third parties who we work with experience a security breach, or if the confidentiality, integrity, or availability of our information technology, software, services, communications, or data is compromised, our offering may be perceived as not being secure, our reputation may be harmed, demand for our offering may be reduced, proprietary data and information, including source code, could be exfiltrated, and we may incur significant liabilities.

•

We rely on third-party providers of cloud-based infrastructure to host Confluent Cloud. Any failure to adapt our offering to evolving network architecture technology, disruption in the operations of these third-party providers, limitations on capacity or use of features, or interference with our use could adversely affect our business, financial condition, and results of operations.

•

We expect fluctuations in our financial results, making it difficult to project future results, and if we fail to meet the expectations of securities analysts or investors with respect to our results of operations, our stock price and the value of your investment could decline.

•

The dual class structure of our common stock as contained in our amended and restated certificate of incorporation has the effect of concentrating voting control with those stockholders who held our stock prior to this offering, including our executive officers, employees, and directors and their affiliates, and limiting your ability to influence corporate matters.

If we are unable to adequately address these and other risks we face, our business may be harmed.

Corporate Information

Our principal executive offices are located at 899 W. Evelyn Avenue, Mountain View, California 94041 and our telephone number is (800) 439-3207. We are an “emerging growth company” under the Jumpstart Our Business Startups Act of 2012 (JOBS Act), and therefore we are subject to reduced public company reporting requirements.

Our website address is www.confluent.io. Information contained on, or that can be accessed through, our website is not incorporated by reference into this prospectus, and you should not consider information on our website to be part of this prospectus.

RISK FACTORS

An investment in shares of our Class A common stock is highly speculative and involves a high degree of risk. We face a variety of risks that may affect our operations or financial results and many of those risks are driven by factors that we cannot control or predict. Before investing in our Class A common stock, you should carefully consider the risks set forth under the caption “Risk Factors” in our Registration Statement on Form S-1, as amended (File No. 333-256693), initially filed with the Securities and Exchange Commission on June 1, 2021, which is incorporated by reference herein, and subsequent reports filed with the SEC, together with the financial and other information contained or incorporated by reference in this prospectus. If any of these risks actually occur, our business, prospects, financial condition and results of operations could be materially adversely affected. In that case, the trading price of our Class A common stock would likely decline and you may lose all or a part of your investment. Only those investors who can bear the risk of loss of their entire investment should invest in our Class A common stock. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may impair our business operations.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain forward-looking statements about us and our industry that involve substantial risks and uncertainties. All statements other than statements of historical facts contained or incorporated by reference in this prospectus, including statements regarding our future results of operations or financial condition, business strategy and plans, and objectives of management for future operations are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “toward,” “will,” “would,” or the negative of these words or other similar terms or expressions. These forward-looking statements include, but are not limited to, statements concerning the following:

•	our expectations regarding our revenue, revenue mix, expenses, and other results of operations;

•	our ability to acquire new customers and successfully retain existing customers;

•	our ability to increase consumption of our offering and expand features and functionalities;

•	our ability to achieve or sustain our profitability;

•	future investments in our business, our anticipated capital expenditures, and our estimates regarding our capital requirements;

•	the costs and success of our sales and marketing efforts and our ability to promote our brand;

•	our growth strategies for our offering;

•	the estimated addressable market opportunity for our offering;

•	our reliance on key personnel and our ability to identify, recruit, and retain skilled personnel;

•	our ability to effectively manage our growth, including international expansion;

•	our ability to protect our intellectual property rights and any costs associated therewith;

•	the effects of the COVID-19 pandemic or other public health crises;

•	our ability to compete effectively with existing competitors and new market entrants; and

•	the growth rates of the markets in which we compete.

We caution you that the foregoing list may not contain all of the forward-looking statements made in this prospectus or the documents incorporated by reference herein.

You should not rely on forward-looking statements as predictions of future events. We have based the forward-looking statements contained in this prospectus and the documents incorporated by reference herein primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition, and results of operations. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties, and other factors described in the section titled “Risk Factors” and elsewhere in this prospectus and the documents incorporated by reference herein. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained or incorporated by reference in this prospectus. The results, events, and circumstances reflected in the forward-looking statements may not be achieved or occur, and actual results, events, or circumstances could differ materially from those described in the forward-looking statements.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based on information available to us as of the date of this prospectus. While we believe such information provides a reasonable basis for these statements, such information may be limited or incomplete. Our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely on these statements.

The forward-looking statements made or incorporated by reference in this prospectus relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements made in this prospectus to reflect events or circumstances after the date of this prospectus or to reflect new information, actual results, revised expectations, or incorporated by reference or the occurrence of unanticipated events, except as required by law. We may not actually achieve the plans, intentions, or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, or investments.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the Shares. All proceeds from the sale of the Shares will be for the account of the Selling Stockholders, as described below. See the sections titled “Selling Stockholders” and “Plan of Distribution” described below.

SELLING STOCKHOLDERS

The following table sets forth information regarding beneficial ownership of our Class A common stock as of June 23, 2021, as adjusted to reflect the Shares that may be sold from time to time pursuant to this prospectus, for all Selling Stockholders, consisting of the individuals shown as having shares listed in the column entitled “Number of Shares Being Offered.”

The Shares offered by the Selling Stockholders hereunder consist of an aggregate of 11,711,743 shares of Class A common stock issuable upon the conversion of an equal number of shares of Class B common stock acquired by certain of our current employees (including officers) and current third-party contractors and consultants, upon the exercise of stock options and underlying outstanding restricted stock units. We have determined beneficial ownership in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, to our knowledge, the persons named in the table have sole voting and sole investment power with respect to all shares that they beneficially own, subject to community property laws where applicable. In computing the number of shares of our Class A common stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of our Class A common stock issuable upon conversion of Class B common stock subject to options and restricted stock units held by that person that are currently exercisable or exercisable within 60 days of June 23, 2021. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

We have based percentage ownership of our common stock prior to this offering on (i) 23,000,000 shares of Class A common stock to be issued upon the completion of our initial public offering and (ii) 234,907,876 shares of Class B common stock outstanding as of June 23, 2021, which includes:

•

115,277,850 shares of Class B common stock that will be outstanding following the automatic conversion of all outstanding shares of our redeemable convertible preferred stock outstanding as of June 23, 2021 into an equal number of shares of Class B common stock upon the completion of our initial public offering, as if such conversion had occurred as of June 23, 2021;

•

635,818 shares of Class B common stock that will be outstanding following the automatic conversion of all outstanding shares of our founder stock outstanding as of June 23, 2021 into an equal number of shares of Class B common stock upon the completion of our initial public offering, as if such conversion had occurred as of June 23, 2021; and

•

15,250 shares of Class B common stock that will be outstanding following the vesting and settlement of restricted stock units outstanding as of June 23, 2021 upon the pricing of our initial public offering.

The table below does not reflect the 250,000 shares of Class A common stock that we plan to donate to our charitable foundation, Confluent.org, upon or after the completion of our initial public offering.

Unless otherwise indicated, the address of each beneficial owner listed below is c/o Confluent, Inc., 899 W. Evelyn Avenue, Mountain View, California 94041.

	Shares Beneficially Owned Prior to this Offering		Number of Shares Being Offered	Shares Beneficially Owned Following this Offering(1)
Selling Stockholder	Shares	%(2)		Shares	%(2)
Named Selling Stockholders(3)	30,057,438	10.4	11,674,844	18,382,594	6.7
Other Selling Stockholders(4)	2,821,249	1.1	36,899	2,784,350	1.1

(1)

Assumes that all of the Shares held by each Selling Stockholder and being offered under this prospectus are sold, and that no Selling Stockholder will acquire additional shares of any class of common stock before the completion of this offering. The Selling Stockholders may sell any, all or none of the Shares, including due to limitations under lock-up agreements they have entered into with the underwriters for our initial public offering, and we do not know when or in what amount the Selling Stockholders may sell their Shares hereunder.

(2)	For purposes of calculating this percentage, includes the aggregate number of shares of Class A common stock and Class B common stock held by the holders.
(3)

Includes the following 549 named non-affiliate persons, each of whom holds at least 1,000 Shares: Sean Adair, Tejal Adsul, Harsh Wardhan Agarwal, Samuel Agnew, Cameron Akhavan, Allison Albrecht, Noah Alcus, Susan Allen, Philippe Amiel, Jenny Anderson, Sumit Arrawatia, Shamil Arsunukayev, Ryan Ashcraft, Eric Asuncion, Phoebe Bakanas, Priyadarshini Balakrishnan, Joanne Balfour, Rana Banerji, Simon Banfield, Steven Bang, Yifan Bao, Mukesh Baphna, Janine Barbacane, Meetesh Barua, Peter Baumbacher, Jeffrey Bean, Elizabeth Bennett, Stephen Bennett, Adnaine Isaac Benouali, Robert Berry, Trunal Bhanse, Priyanka Bhardwaj, Ravi Bhardwaj, Nikhil Bhatia, Shiva Bhattacharjee, Sarwar Bhuiyan, Victoria Bialas, Jack Bingham, Nic Bingham, Madeleine Biskintaoui, John Bledsoe, Derek Bond, Karamdeep Boparai, Elizabeth Borges, Ananda Bose, Domenic Bove, Jade Bowen, Lucas Bradstreet, Margaret Bragg, Rachel Brown, Nicholas Bryan, Angela Burk, Kevin Burns, Joshua Buss, Yeva Byzek, Angelina Canilao, Edouard Carakehian, Christine Cardema, Lynn Carter, Matĺas Cascallares Fondevila, Ariane Cavender, James Chadband, Matthew Chalhoub, Elijah Chanakira, Pooja Chandra, Vivian Chang, Yilong Chang, Kevin Chao, Maxime Chartrand-Dumas, Manveer Chawla, Jason Chen, Zheng Chen, Alexander Cheng, Yiying Cheng, Aditya Venkata Chidurala, Kong Yew Chin, Yik Sean Chin, Czarina Chiu, Deok Hwan Choi, Ivy Chou, Andrew Choy, Diyan Chuburov, Daniel Cisneros, Spencer Cook, Daniel Cooper, Steven Costa, Mark Cox, Jeffery Cramer, Jeremy Crookston, Juan Cuevas, Marie-Louise Czupalla, Ronald Dagostino, Justin Daines, Cheryl Dalrymple, Srinivas Dandu, Christopher Daniels, Gopinadha Dappili, Deepak Dasarathan, Anirudhya Dasgupta, Anthony Davis, Paul Davis, Tom de Wit, Jiahu Deng, Rameshwar Dhakne, Oleksandr Diachenko, Dimitar Dimitrov, Andrew Ding, Cong Ding, Yi Ding, Troy Doles, Laurent Domenech-Cabaud, Alfred Domingo, Justin Dorff, Olivia Dorval, Katherine Douglas, Steve Doyle, Toby Drake, Jocelyn Drean, Michael Drogalis, Xiaodong Du, Hubert Dulay, Andrew Duong, Sergio Duran Vegas, Terrence Dwyer, Benjamin Echols, Magnus Edenhill, Joshua Edmondson, Daniel Elliman, Timothy Ellis, Gary Enriquez, Borja Etxebarria, Erik Faas, Jeff Ferguson, David Fernandes de Araujo, Niroshan Fernando, Margarida Ferreira, Adam Fiergang, Fotios Filacouris, Jennifer Fisher, Grace Fleshman, Michael Flynt, Veronika Folkova, Russell Frahmann, Kirby Frank, Timothy French, Yun Fu, Kelley Gallaher, Leandro Galli, Chai Yeen Gan, Sahil Gandhi, Kevin Gao, Matthew Garadis, Daniel Garber, Sanjay Garde, Gaurav Gargate, Thomas Garland, Candace Garton-Mullen, Damien Gasparina, Marie Gassee, Amanda Gilbert, Peter Godfrey, Ankur Goel, James Gollan, Yifan Gong, Laura Gonzalez, Jay Goodman, Yuan Zu Gooi, Sheivin Goyal, Melanie Grant, Frank Greco Jr., Thomas James Green, Tom Green, Marcus Greer, Myles Gregory, Caleb Grillo, Christopher Grim, Morgan Guenther, Sean Guillemot, Mauricio Luis Gumiel Muñoz, Kevin Guo, Amit Gupta, Kamal Gupta, Jason Gustafson, Erik Hagen, Luke Patrick Hamann, Benedict Harding, Dylan Harrington, Gregory Harris, Randall Hauch, Bert Hayes, Holly Heafey, Borja Hernandez Crespo, Sherry Hilliard, Tobias Hintze, Lan Hoang, Laura Hoffman, Lucas Hogue, Jeffrey Holoman, Roger Hoover, David Hope, Maxwell Horgan, Emily Hornberger, Matthew Howlett, Ning Hsu, Alyssa Huang, Lingfeng Huang, Yanjun Huang, Zhiguo Huang, Addison Huddy, Neil Hudson, Stephanie Huie, David Andrew Hyde, Iacopo Isimbaldi, Barbara Izzo, Andrew Jacobs, David Jacot, Brijesh Jaggi, Luke Jensen, Adam Jeske, Hans Jespersen, Letao Jiang, Sophia Jiang, Tiffany Jianto, Bruce Johnson, Gilberto Johnson, Mark Johnson, Ismael Juma, Aleksej Jurcenko, Mukul Kalia, Kajal Kamdar, Derek Kane, James Kao, Niki Kapsi, Konstantinos Karantasis, Jason Kashyap, Ramzi Kawar, Barton Kersteter, Martijn Kieboom, JongYoung Kim, Kang Bin Kim, Cassidy Kinsella, David Kline, Tom Knapp, Martie Knauss, Sven Knop, Richard Koh, Srilatha Koneru, William Kong, Martin Kopp, Stanislav Kozlovski, Perry Krol, Wendy Kroll, Rachelle Kulak, Mandar Kulkarni, Susan Kunz, Takehiro Kuwabara, Sonny Kwok, William LaForest, Ruiguo Lai, Daniel LaMotte, Mary Anne Lamssies, Alexandre Lamy, Eric Langan, Olivier Laplace, Nicole Le, Abraham Leal Avila, Xavier Yves Lucien Leaute, Erick Lee, James Lee, Je Hyung Lee, JingDa Lee, Justin Lee, Kang Lee, Se Lee, Yin Leng Aster Lee, Taegyu Leem, Robert Lehmann, Yang Lei, Simon Leigh, Kezia Lenton, Mi Li, Michael Li, Xiang Li, Yifei Li, Yuchen Li, Niachiang Liang, Alex Liu, Jianing Liu, Jing Liu, Jinxin Liu, Kelvin Liu, Kevin Liu, Tong Liu, Yan Liu, Yuliang Liu, Nicholas Louie, Maria Lowe, Shuhui Lu, Xuhui Lu, Jens Lübben, Claire Lum, Warrick Lydford, Paul Mac Farland, Roland Mackert, Varun Madan, Mayur Mahadeshwar, Paul Malokas, Justin Manchester, Matthew Mangia, Leah Marcus, Fernando Marin, Bruce Markey, Ramon Marquez, Nicholas Marshall, Alejandro Martijena, Joseph Martinez, Keshav Mathur, Vaibhav Mathur, Christopher Matta, Camila Mauricio, Benjamin Mayer, Thierry Mbemba, Ken McCaleb, Anne McDonald, Jessie McEvoy, Diana McHenry, Nathan McKean, William Mclaren, Anu Mehndiratta, Apurva Mehta, Amanda Meyer, Casey Miller, Jesse Miller, Dragos Misca, Kevin Mockler, Mudassir Mohammed, Grace Molyneux, Edwin Moore-Gillon, Nitesh Mor, Fabricio Muirragui, Koelli Mungee, Prathibha Muralidharan, Sagar Murthy, Carsten Mützlitz, Jooree Na, Utkarsh Nadkarni, Jeffrey Nalty, Dae Hyun Nam, Manu Narayan, Ramanjaneyulu Narra, Martin Nasser, Aneel Nazareth, Jeffrey Needham, Kaufman Ng, Raymond Ng, Amy Hwee Hoon Ngu, Danny Nguyen, Long Nguyen, Niki Nguyen, Vivian Nguyen, Trang Nguyen-Pham, Kristafer Nicaj, Eun Ji Noh, Michael Noll, Damien Nozay, Merlin O’Doherty, Benjamin Ogden, Rachel Ogdie, David O’Kelly, Tore Olsen, Robert Owen, Shravan Pabba, Shailesh Panwar, Shahan Parshad, Carol Patel, Dhwipa Patel, Komal Patel, Sudarshan Pathalam, Michael Patterson, Brent Perry, David Perry, David Peterson, Erika Pettersen, Kong Phan, Krista Pierantozzi, Sonu Pillai, Patrik Piskay, Kiril Piskunov, Jonathan Pollick, Catalin Pop, Anna Povzner, Alec Powell, Brandalyn Powell, Kowshik Prakasam, Rajesh Punjabi, Lily Pusey-Wolfrum, Brian Pyle, Andrew Qare, Alaric Qin, Rajesh R C, Siddharth Rabindran, Prachetaa Raghavan, David Rahm, Arvind Rajagopal, Harini Rajendran, Gabe Rand, Brett Randall, Ryan Rankin, Cody Ray, Joseph Rea, Keith Resar, Jamie Ricciardi, Anthony Riesen, Hector Rivas Gandara, William Robles, Chelsea Rodebush, Steven Rodrigues, Daniel Rosanova, Ethan Ruhe, Jonathan Rye, Sanvy Sabapathee, Pruthviraju Sagiraju, Suvad Sahovic, Mark Sakurada, Ujwal Salvi,

Lakshmi Narsimha Sampath, Vivian Sapienza Deselaers, Arjun Satish, Matthias Sax, Thomas Scheidler, Jason Schick, Michael Schuler, Mark Schulze, Philipp Schwedthelm, Thomas Scott, Brett Serviss, Aakash Shah, Jyoti Shah, Saltanat Shakimov, Chen Shapira, Vivek Rajesh Sharma, Michael Shaw, Prudhvi Rao Shedimbi, Lokesh Shekar, Rohit Shekhar, Priya Shivakumar, Ali Siddiqui, Thomas Sikic, Konstantin Silin, Henry Simpson, Eric Sirianni, Andreas Sittler, Rohan Sivaram, Kyle Sloan-Rossiter, Eli Smaga, John-Taylor Smith, Yee Nam Sng, Jennifer Snipes, Christopher Sophocli, Scott Sorensen, Vishwanath Srinivasan, Caroline Staudenraus, Michael Sterr, Mallory Stevens, Mark Stevenson, Ben Stopford, Jordan Stovall, Scott Stroud, Antony Stubbs, Sriram Subramanian, Sarah Summers, Shan Sun, Weikang Sun, Yiwen Tang, Vincent Tang Boon Yong, Mark Teehan, Rubén Terceño, Hartanto Thio, Arvind Thirunarayanan, Bharath Thiruvengadachari, Tushar Thole, Leah Thomas, Paul Thompson, Balakrishnan Thyagarajan, Sandro Toma, David Tomkins, Christopher Toney, Anthony Tran, Nha Tran, Joshua Treichel, Margarita Trembois, Carlos Tribaldos, Felipe Trigo, Pedababu Turlapati, Christopher Urban, Marcus Urbatschek, Cyrus Vafadari, Amber Van Hecke, Christopher Van Pelt, Sharath Chandra Vandanapu, Hemanth Vedagarbha, Gardner Vickers, Varun Vig, Sona Vohra, Abhishek Walia, Dale Wang, Guozhang Wang, Jingjue Wang, Yibin Wang, Yong Wang, Victoria Ward, Megan Warner, Oliver Watson, Adam Weatherill, Sajana Weerawardhena, Jeffrey Williams, Stephen Williams, Donald Wong, Ingrid Wong, Matthew Wong, Yok Weng Damien Wong, Wenyang Wu, Zeen Wu, Victoria Xia, Xin Xiang, Kaijun Xu, Weichan Xu, Ajit Yagaty, Marina Yakas, Lahif Yalda, Jiahua Yan, Pei Yang, Karen Yee, Alice Yeo, Cheng Cai Yew, Philip Yi, Rinka Yoshida, Clifford Young, Paul Young, Xunjie Yu, Eric Yuan, Diana Yuryeva, Artiom Zareckij, Jennifer Zeleznik, Anfang Zhang, Duoduo Zhang, Peiyong Zhang, Tianyu Zhang and Ziru Zhu.
(4)	Includes 66 unnamed non-affiliate persons, each of whom holds less than 1,000 Shares. Each of these persons beneficially owns less than 1% of our Class A common stock.

PLAN OF DISTRIBUTION

We are registering the Shares covered by this prospectus to permit the Selling Stockholders to conduct public secondary trading of these Shares from time to time after the date of this prospectus. We will not receive any of the proceeds of the sale of the Shares offered by this prospectus. The aggregate proceeds to the Selling Stockholders from the sale of the Shares will be the purchase price of the Shares less any discounts and commissions. We will not pay any brokers’ or underwriters’ discounts and commissions in connection with the registration and sale of the Shares covered by this prospectus. The Selling Stockholders reserve the right to accept and, together with their respective agents, to reject, any proposed purchases of Shares to be made directly or through agents.

The Shares offered by this prospectus may be sold from time to time to purchasers:

•	directly by the Selling Stockholders, or

•	through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, commissions or agent’s commissions from the Selling Stockholders or the purchasers of the Shares.

Any underwriters, broker-dealers or agents who participate in the sale or distribution of the Shares may be deemed to be “underwriters” within the meaning of the Securities Act. As a result, any discounts, commissions or concessions received by any such broker-dealer or agents who are deemed to be underwriters will be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters are subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities under the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We will make copies of this prospectus available to the Selling Stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. To our knowledge, there are currently no plans, arrangements or understandings between the Selling Stockholders and any underwriter, broker-dealer or agent regarding the sale of the Shares by the Selling Stockholders.

The Shares may be sold in one or more transactions at:

•	fixed prices;

•	prevailing market prices at the time of sale;

•	prices related to such prevailing market prices;

•	varying prices determined at the time of sale; or

•	negotiated prices.

These sales may be effected in one or more transactions:

•	on any national securities exchange or quotation service on which the Shares may be listed or quoted at the time of sale, including Nasdaq;

•	in the over-the-counter market;

•	in transactions otherwise than on such exchanges or services or in the over-the-counter market;

•	any other method permitted by applicable law; or

•	through any combination of the foregoing.

These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as an agent on both sides of the trade.

At the time a particular offering of the Shares is made, a prospectus supplement, if required, will be distributed, which will set forth the name of the Selling Stockholders, the aggregate amount of Shares being offered and the terms of the offering, including, to the extent required, (1) the name or names of any underwriters, broker-dealers or agents, (2) any discounts, commissions and other terms constituting compensation from the Selling Stockholders and (3) any discounts, commissions or concessions allowed or reallowed to be paid to broker-dealers.

The Selling Stockholders will act independently of us in making decisions with respect to the timing, manner, and size of each resale or other transfer. There can be no assurance that the Selling Stockholders will sell any or all of the Shares under this prospectus. Further, we cannot assure you that the Selling Stockholders will not transfer, distribute, devise or gift the Shares by other means not described in this prospectus. In addition, any Shares covered by this prospectus that qualify for sale under Rule 144 of the Securities Act may be sold under Rule 144 rather than under this prospectus. The Shares may be sold in some states only through registered or licensed brokers or dealers. In addition, in some states the Shares may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification is available and complied with.

The Selling Stockholders and any other person participating in the sale of the Shares will be subject to the Exchange Act. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the Shares by the Selling Stockholders and any other person. In addition, Regulation M may restrict the ability of any person engaged in the distribution of the Shares to engage in market-making activities with respect to the particular Shares being distributed. This may affect the marketability of the Shares and the ability of any person or entity to engage in market-making activities with respect to the Shares.

The Selling Stockholders may indemnify any broker or underwriter that participates in transactions involving the sale of the Shares against certain liabilities, including liabilities arising under the Securities Act.

LEGAL MATTERS

The validity of the Shares offered hereby has been passed upon by Cooley LLP, Palo Alto, California.

EXPERTS

The financial statements as of December 31, 2019 and 2020 and for the years then ended incorporated by reference in this prospectus have been so included in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

INFORMATION INCORPORATED BY REFERENCE

The following documents filed with the SEC are hereby incorporated by reference in this prospectus:

•

Amendment No.  1 to the Registrant’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on June 16, 2021 (File No. 333-256693), which contains the Registrant’s audited financial statements for the latest fiscal year for which such statements have been filed.

•

The Registrant’s Prospectus to be filed on or about June 24, 2021 pursuant to Rule 424(b) under the Securities Act, relating to the Registration Statement on Form S-1, as amended (File No. 333-256693).

•

The description of the Registrant’s common stock which is contained in a registration statement on Form 8-A filed on June 21, 2021 (File No. 001-40526) under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the SEC shall not be deemed incorporated by reference into this Registration Statement.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and other reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge by linking directly from our website at www.confluent.io. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Information contained on our website is not part of this prospectus.

The Registrant hereby undertakes to provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of any such person, a copy of any and all of the information that has been incorporated by reference in this prospectus but not delivered with the prospectus other than the exhibits to those documents, unless the exhibits are specifically incorporated by reference into the information that this prospectus incorporates. Requests for documents should be directed to Confluent, Inc., Attention: Secretary, 899 W. Evelyn Avenue, Mountain View, California 94041, (800) 439-3207.

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Item 1. Plan Information.*

Item 2. Registration Information and Employee Plan Annual Information.*

*

Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the “Note” to Part I of Form S-8.

I-1

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed with the SEC are hereby incorporated by reference in this prospectus:

•

Amendment No.  1 to the Registrant’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on June 16, 2021 (File No. 333-256693), which contains the Registrant’s audited financial statements for the latest fiscal year for which such statements have been filed.

•

The Registrant’s Prospectus to be filed on or about June 24, 2021 pursuant to Rule 424(b) under the Securities Act, relating to the Registration Statement on Form S-1, as amended (File No. 333-256693).

•

The description of the Registrant’s common stock which is contained in a registration statement on Form 8-A filed on June 21, 2021 (File No. 001-40526) under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the SEC shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (the “DGCL”) authorizes a corporation’s board of directors to grant, and authorizes a court to award, indemnity to officers, directors and other corporate agents.

The Registrant’s amended and restated certificate of incorporation, which will become effective immediately prior to the completion of the Registrant’s initial public offering, will contain provisions that limit the liability of its directors for monetary damages to the fullest extent permitted by Delaware law. Consequently, the Registrant’s directors are not personally liable to it or its stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for the following:

•	any breach of their duty of loyalty to the Registrant or its stockholders;

•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL; or

•	any transaction from which they derived an improper personal benefit.

Any amendment to, or repeal of, these provisions will not eliminate or reduce the effect of these provisions in respect of any act, omission or claim that occurred or arose prior to that amendment or repeal. If the DGCL is amended to provide for further limitations on the personal liability of directors of corporations, then the personal liability of the Registrant’s directors will be further limited to the greatest extent permitted by the DGCL.

In addition, the Registrant’s amended and restated bylaws, which will become effectively immediately prior to the completion of the Registrant’s initial public offering, will provide that the Registrant will indemnify, to the fullest extent permitted by law, any person who is or was a party or is threatened to be made a party to any action, suit or proceeding by reason of the fact that he or she is or was one of its directors or officers or is or was serving at its request as a director or officer of another corporation, partnership, joint venture, trust or other enterprise. The Registrant’s amended and restated bylaws will provide that it may indemnify, to the fullest extent permitted by law, any person who is or was a party or is threatened to be made a party to any action, suit or proceeding by reason of the fact that he or she is or was one of its employees or agents or is or was serving at its request as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The Registrant’s amended and restated bylaws will also provide that the Registrant must advance expenses incurred by or on behalf of a director or officer in advance of the final disposition of any action or proceeding, subject to limited exceptions.

Further, the Registrant has entered into indemnification agreements with each of its directors and executive officers that may be broader than the specific indemnification provisions contained in the DGCL. These indemnification agreements require the Registrant, among other things, to indemnify its directors and executive officers against liabilities that may arise by reason of their status or service. These indemnification agreements also require the Registrant to advance all expenses incurred by the directors and executive officers in investigating or defending any such action, suit or proceeding. The Registrant believes that these agreements are necessary to attract and retain qualified individuals to serve as directors and executive officers.

The limitation of liability and indemnification provisions that will be included in the Registrant’s amended and restated certificate of incorporation and amended and restated bylaws and are included in indemnification agreements that the Registrant has entered into or will enter into with its directors and executive officers may discourage stockholders from bringing a lawsuit against its directors and executive officers for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against the Registrant’s directors and executive officers, even though an action, if successful, might benefit the Registrant and other stockholders. Further, a stockholder’s investment may be adversely affected to the extent that the Registrant pays the costs of settlement and damage awards against directors and executive officers as required by these indemnification provisions. At present, the Registrant is not aware of any pending litigation or proceeding involving any person who is or was one of its directors, officers, employees or other agents or is or was serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, for which indemnification is sought, and the Registrant is not aware of any threatened litigation that may result in claims for indemnification.

The Registrant has obtained insurance policies under which, subject to the limitations of the policies, coverage is provided to its directors and executive officers against loss arising from claims made by reason of breach of fiduciary duty or other wrongful acts as a director or executive officer, including claims relating to public securities matters, and to the Registrant with respect to payments that may be made by it to these directors and executive officers pursuant to its indemnification obligations or otherwise as a matter of law.

Certain of the Registrant’s non-employee directors may, through their relationships with their employers, be insured and/or indemnified against certain liabilities incurred in their capacity as members of the Registrant’s board of directors.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the company pursuant to the foregoing provisions, the Registrant has been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7. Exemption from Registration Claimed.

The issuance of the Shares that constitute “restricted securities” under Rule 144 promulgated under the Securities Act being offered by the Form S-3 resale prospectus were deemed to be exempt from registration under the Securities Act in reliance upon Section 4(a)(2) of the Securities Act (or Regulation D or Regulation S promulgated thereunder), or Rule 701 promulgated under the Securities Act as transactions by an issuer not involving any public offering or pursuant to benefit plans and contracts relating to compensation as provided under Rule 701. The recipients of the securities in each of these transactions represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were placed upon the stock certificates issued in these transactions. All recipients had adequate access, through their relationships with us, to information about the Registrant.

Item  8. Exhibits.

EXHIBIT INDEX

		Incorporated by Reference
Exhibit Number	Description	Schedule Form	File Number	Exhibit	Filing Date

4.1	Amended and Restated Certificate of Incorporation of the Registrant, as currently in effect.	S-1/A	333-256693	3.1	June 16, 2021

4.2	Form of Amended and Restated Certificate of Incorporation of the Registrant, to be in effect upon the closing of the offering.	S-1/A	333-256693	3.2	June 16, 2021

4.3	Amended and Restated Bylaws of the Registrant, as currently in effect.	S-1	333-256693	3.3	June 1, 2021

4.4	Form of Amended and Restated Bylaws of the Registrant, to be in effect upon the closing of the offering.	S-1/A	333-256693	3.4	June 16, 2021

4.5	Form of Class A Common Stock Certificate.	S-1/A	333-256693	4.1	June 16, 2021

5.1*	Opinion of Cooley LLP.

23.1*	Consent of Cooley LLP (included in Exhibit 5.1).

23.2*	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.

24.1*	Power of Attorney (included on the signature page of this Form S-8).

99.1	Amended and Restated 2014 Stock Plan.	S-1/A	333-256693	10.2	June 16, 2021

99.2	Forms of Option Agreement, Stock Option Grant Notice, Exercise Agreement, and Early Exercise Notice and Restricted Stock Purchase Agreement under the 2014 Stock Plan.	S-1/A	333-256693	10.3	June 16, 2021

99.3	Forms of Restricted Stock Unit Grant Notice and Restricted Stock Unit Award Agreement under the 2014 Stock Plan.	S-1/A	333-256693	10.4	June 16, 2021

*	Filed herewith.

Item 9. Undertakings.

A. The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

Provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, State of California, on June 24, 2021.

CONFLUENT, INC.

By:	/s/ Edward Jay Kreps
Edward Jay Kreps
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Edward Jay Kreps, Steffan Tomlinson, and Melanie Vinson, and each one of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in their name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Edward Jay Kreps	Chief Executive Officer and Director (Principal Executive Officer)	June 24, 2021
Edward Jay Kreps

/s/ Steffan Tomlinson	Chief Financial Officer (Principal Financial and Accounting Officer)	June 24, 2021
Steffan Tomlinson

/s/ Lara Caimi	Director	June 24, 2021
Lara Caimi

/s/ Jonathan Chadwick	Director	June 24, 2021
Jonathan Chadwick

/s/ Alyssa Henry	Director	June 24, 2021
Alyssa Henry

/s/ Matthew Miller	Director	June 24, 2021
Matthew Miller

/s/ Neha Narkhede	Director	June 24, 2021
Neha Narkhede

/s/ Greg Schott	Director	June 24, 2021
Greg Schott

/s/ Eric Vishria	Director	June 24, 2021
Eric Vishria

/s/ Mike Volpi	Director	June 24, 2021
Mike Volpi